Exhibit f.3

[FORM OF AGREEMENT AND FIRST AMENDMENT TO LOAN AND

SERVICING AGREEMENT]

This AGREEMENT AND FIRST AMENDMENT TO LOAN AND SERVICING AGREEMENT (this “Agreement”), dated as of November 7, 2012, is entered into among SUNS SPV LLC, a Delaware limited liability company (the “Borrower”), Solar Senior Capital Ltd., a Maryland corporation (“Solar Senior Capital”), as the transferor and the servicer, Citibank, N.A., as the administrative agent and collateral agent, each of the Conduit Lenders, Lender Agents, Liquidity Banks and Institutional Lenders listed on the signature pages hereto, and Wells Fargo Bank, N.A., as the account bank, the collateral custodian and the backup servicer. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Loan and Servicing Agreement (as defined below) as amended hereby.

RECITALS

A. The Borrower, Solar Senior Capital, the Conduit Banks, the Liquidity Banks, the Lender Agents, the Institutional Lenders, the Collateral Agent, the Administrative Agent and the Account Bank, the Collateral Custodian and the Backup Servicer have entered into that certain Loan and Servicing Agreement, dated as of August 26, 2011 (as further amended and as otherwise modified from time to time, the “Loan and Servicing Agreement”).

B. Citigroup Global Markets Inc. desires to resign from its capacity as Administrative Agent under the Loan and Servicing Agreement and the other Transaction Documents and the Lender Agents and the Borrower pursuant to Section 10.01(h) of the Loan and Servicing Agreement desire to appoint Citibank, N.A. as successor Administrative Agent under such Loan and Servicing Agreement and the other Transaction Documents.

C. The parties to the Loan and Servicing Agreement desire to make certain changes to the Loan and Servicing Agreement and have agreed to do so subject to the terms and conditions of this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1. Resignation of Administrative Agent and Appointment of Successor Agent

(a) Citigroup Global Markets Inc. (“CGMI”) hereby gives notice to each Lender Agent and the Borrower of its resignation as Administrative Agent under the Loan and Servicing Agreement and the other Transaction Documents. CGMI’s resignation as Administrative Agent shall be effective as of the Effective Date (as defined below) upon which date CGMI shall be discharged from all its duties and obligations as the Administrative Agent under the Loan and Servicing Agreement and the other Transaction Documents.

(b) In accordance with Section 10.01(h) of the Loan and Servicing Agreement, effective as of the Effective Date, (i) the undersigned Lender Agents hereby appoint Citibank, N.A. as the successor Administrative Agent (in such capacity, the “Successor Agent”) under the Loan and Servicing Agreement and the other Transaction Documents, (ii) the Borrower hereby consents to the appointment of Citibank, N.A. as the successor Administrative Agent under the Loan and Servicing Agreement and other Transaction Documents and (iii) Citibank, N.A. hereby accepts its appointment as the Successor Agent under the Loan and Servicing Agreement and the Transaction Documents. Effective as of the Effective Date, Citibank, N.A. shall succeed to, and be vested with, all of the rights, powers, privileges and duties of CGMI in its capacity as Administrative Agent under the Loan and Servicing Agreement and the other Transaction Documents.

(c) Each party hereto hereby waives the provisions of Section 10.01(h) of the Loan and Servicing Agreement requiring that the Borrower and Lender Agents be provided with at least five days’ written notice of the resignation of CGMI as Administrative Agent.

2. Termination of YRA Account and Transfer of Funds in such Account. Effective as of the Effective Date, the YRA Account shall be terminated and in connection with such termination, any amounts in the YRA Account will be transferred on the Effective Date to the Interest Collection Account as Interest Collections.

3. Amendments to Loan and Servicing Agreement. The Loan and Servicing Agreement is amended as follows:

(a) The Loan and Servicing Agreement (excluding the Exhibits and Annexes thereto) is amended in its entirety to read in the form of such Loan and Servicing Agreement attached hereto as Annex I.

(b) Exhibit D-3 (Form of YRA Disbursement Request) is hereby deleted in its entirety.

(c) Exhibit F (Form of Notice of Borrowing) is hereby amended by deleting clauses (i) and (ii) of Section 1 thereto in their entirety.

(d) Exhibit G (Form of Notice of Reduction) is hereby amended in its entirety to read in the form of such Exhibit G attached hereto as Annex II.

(e) Exhibit U (Additional Terms Addendum) is hereby added to the Loan and Servicing Agreement to read in the form of such Exhibit U attached hereto as Annex III.

(f) Annex A (Commitments) is hereby amended and restated in its entirety to read in the form of such Annex A attached hereto as Annex IV.

(g) Annex B (Borrowing Base Model) is hereby amended in its entirety to read in the form of such Annex B attached hereto as Annex V.

4. Closing Conditions. This Agreement shall become effective (the “Effective Date”) upon satisfaction of the following conditions (in form and substance reasonably acceptable to the Administrative Agent):

(a) The Administrative Agent’s receipt of a copy of this Agreement duly executed by each of the Borrower, Solar Senior Capital, the Lender Agents, the Conduit Lenders, the Liquidity Banks, the Institutional Lenders, the Collateral Agent, CGMI, the Administrative Agent and the Account Bank, Backup Servicer and Collateral Custodian.

(b) The Administrative Agent shall have received, (i) a favorable opinion of legal counsel to the Borrower and Solar Senior Capital as of the date hereof as to corporate matters and enforceability and (ii) to the extent obtained in connection with the opinion referred to in clause (i) above: copies of (x) such resolutions or other action evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Transaction Documents to which such Loan Party is a party; and (y) such documents and certifications evidencing that each of Borrower and Solar Senior Capital is duly organized or formed, and is validly existing, in good standing and qualified to engage in business in its state of organization or formation.

(c) The Administrative Agent shall have received from the Borrower such other documents, instruments and information as reasonably requested by the Administrative Agent in connection with the matters contemplated hereby.

5. Miscellaneous.

(a) Amended Terms. On and after the date hereof, all references to the Loan and Servicing Agreement in each of the Transaction Documents shall hereafter mean the Loan and Servicing Agreement as amended by this Agreement. Except as specifically amended hereby or otherwise agreed, the Loan and Servicing Agreement is hereby ratified and confirmed and shall remain in full force and effect according to its terms.

(b) Representations and Warranties of the Borrower and Servicer. Each of the Borrower and the Servicer, severally, for itself only, represents and warrants as of the date of this Agreement as follows:

(i) It has taken all necessary action to authorize the execution, delivery and performance of this Agreement.

(ii) This Agreement has been duly executed and delivered by such Person and each of this Agreement and the Loan and Servicing Agreement, as amended by this Agreement constitutes such Person’s legal, valid and binding obligation, enforceable in accordance with its terms, except as such enforceability may be subject to (A) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and (B) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

(iii) No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by such Person of this Agreement other than such as has been met or obtained and are in full force and effect.

(iv) The representations and warranties set forth in Sections 4.01, 4.02 and 4.03 of the Loan and Servicing Agreement are true and correct in all material respects as of the date hereof (except for those which expressly relate to an earlier date).

(v) No event has occurred and is continuing which constitutes a Event of Default or an Unmatured Event of Default.

(c) Transaction Document. This Agreement shall constitute a Transaction Document under the terms of the Loan and Servicing Agreement.

(d) Further Assurances. The Borrower and the Servicer agree to promptly take such action, upon the reasonable request of the Administrative Agent, as is necessary to carry out the intent of this Agreement.

(e) Counterparts; Electronic Signatures; Severability; Integration. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by e-mail in portable document format (.pdf) or facsimile shall be effective as delivery of a manually executed counterpart of this Agreement. In the event that any provision in or obligation under this Agreement and of the amendments to the Loan and Servicing Agreement proposed to be amended hereby shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby. This Agreement and any agreements or letters (including Fee Letters) executed in connection herewith contains the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof, superseding all prior oral or written understandings other than any Fee Letter delivered by the Servicer to the Administrative Agent and the Lender Agents.

(f) GOVERNING LAW. THIS AGREEMENT SHALL, IN ACCORDANCE WITH SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. EACH OF THE PARTIES HERETO WAIVES, TO THE FULLEST

EXTENT PERMITTED BY LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING DIRECTLY OR INDIRECTLY OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREUNDER.

(g) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Borrower, the Servicer, the Administrative Agent, each Lender, the Lender Agents, the Collateral Agent, the Account Bank, the Collateral Custodian and their respective successors and permitted assigns.

[Signature pages to follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

SUNS SPV LLC, as Borrower

By:
Name:
Title:

SOLAR SENIOR CAPITAL LTD., as Servicer and Transferor

By:
Name:
Title:

[SIGNATURE PAGES CONTINUE ON FOLLOWING PAGE]